Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Amendment No. 2 to the Annual Report on Form 10-K/A of NexCen Brands, Inc. (the “Company”) for the period ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Second Amendment”), each of the undersigned, to the best of his knowledge and in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Second Amendment fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Second Amendment fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kenneth J. Hall	August 11, 2009
Kenneth J. Hall
Chief Executive Officer

/s/ Mark E. Stanko	August 11, 2009
Mark E. Stanko
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to NexCen Brands, Inc. and will be retained by NexCen Brands, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.